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                                                                  EX-99(h)(1)(i)

                                 AMENDMENT NO. 1
                                       to
                                   SCHEDULE A

                         DELAWARE GROUP EQUITY FUNDS III

                         SHAREHOLDER SERVICES AGREEMENT

                                APPLICABLE SERIES

                          EFFECTIVE AS OF JUNE 26, 2001




Delaware American Services Fund
Delaware Focused Growth Fund (formerly Delaware Large Cap Growth Fund) Delaware Research Fund
Delaware Technology and Innovation Fund
Delaware Trend Fund
Delaware Health Care Fund
Delaware Small Cap Growth Fund












AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.      DELAWARE GROUP EQUITY FUNDS III
                                    for its series set forth in this Schedule A


By:  /s/ Douglas L. Anderson        By:  /s/ David K. Downes
    ----------------------------        ----------------------------------------
Name:  Douglas L. Anderson          Name:  David K. Downes
Title: Senior Vice President        Title: President